As filed with the Securities and Exchange Commission on July 1, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Alumis Inc.

(Exact name of registrant as specified in its charter)

Delaware	86-1771129
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

280 East Grand Avenue South San Francisco, California 94080	94080
(Address of Principal Executive Offices)	(Zip Code)

Alumis Inc. 2021 Stock Plan
Alumis Inc. 2024 Equity Incentive Plan

Alumis Inc. 2024 Employee Stock Purchase Plan

Alumis Inc. 2024 Performance Option Plan

(Full titles of the plans)

John Schroer
Chief Financial Officer

Alumis Inc.
280 East Grand Avenue

South San Francisco, California 94080
(650) 231-6625

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Peinsipp
Kristin VanderPas

Lauren Creel
Cooley LLP

3 Embarcadero Center, 20th Floor
San Francisco, California 94111

(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a)	The Registrant’s prospectus filed on June 28, 2024 pursuant to Rule 424(b) of the Securities Act relating to the Registration Statement on Form S-1, as amended (File No. 333-280068), initially filed with the Commission on June 7, 2024, which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed; and

(c)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on June 25, 2024 (File No. 001-42143) under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or portions thereof that are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and executive officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Registrant’s amended and restated certificate of incorporation that will be in effect immediately prior to the closing of this offering permits indemnification of the Registrant’s directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and the Registrant’s amended and restated bylaws that will be in effect on the closing of this offering provide that the Registrant will indemnify its directors and executive officers and permit the Registrant to indemnify its employees and other agents, in each case to the maximum extent permitted by the DGCL.

The Registrant has entered into indemnification agreements with its directors and executive officers, whereby it has agreed to indemnify its directors and executive officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or executive officer was, or is threatened to be made, a party by reason of the fact that such director or executive officer is or was a director, executive officer, employee, or agent of the Registrant, provided that such director or executive officer acted in good faith and in a manner that the director or executive officer reasonably believed to be in, or not opposed to, the best interest of the Registrant.

At present, there is no pending litigation or proceeding involving a director or executive officer of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange that might be incurred by any director or officer in his or her capacity as such.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The exhibits to this Registration Statement are listed below:

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on July 1, 2024).

4.2	Amended and Restated Bylaws of the Registrant, as currently in effect (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on July 1, 2024).

4.3	Form of Common Stock Certificate of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-280068), filed with the Commission on June 24, 2024).

4.4	Amended and Restated Investors’ Rights Agreement, by and among the Registrant and certain of its stockholders, dated March 4, 2024 (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-280068), filed with the Commission on June 7, 2024).

5.1	Opinion of Cooley LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).

99.1	The Registrant’s 2021 Stock Plan, as amended (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-280068), filed with the Commission on June 7, 2024).

99.2	The Registrant’s Forms of Stock Option Grant Notice under the Registrant’s 2021 Stock Plan, as amended (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-280068), filed with the Commission on June 7, 2024).

99.3	The Registrant’s 2024 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-280068), filed with the Commission on June 24, 2024).

99.4	The Registrant’s Forms of Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise under the Registrant’s 2024 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-280068), filed with the Commission on June 24, 2024).

99.5	The Registrant’s Forms of Restricted Stock Unit Grant Notice and Award Agreement under the Registrant’s 2024 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-280068), filed with the Commission on June 24, 2024).

99.6	The Registrant’s 2024 Performance Option Plan (incorporated herein by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-280068), filed with the Commission on June 24, 2024).

99.7	The Registrant’s Forms of Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise under the Registrant’s 2024 Performance Option Plan (incorporated herein by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-280068), filed with the Commission on June 24, 2024).

99.8	The Registrant’s 2024 Employee Stock Purchase Plan of the Registrant (incorporated herein by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-280068), filed with the Commission on June 24, 2024).

107	Filing Fee Table

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in South San Francisco, California, on July 1, 2024.

ALUMIS INC.

By:	/s/ Martin Babler
Martin Babler
President and Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin Babler and John Schroer and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Martin Babler Martin Babler	President and Chief Executive Officer and Director (Principal Executive Officer)	July 1, 2024

/s/ John Schroer John Schroer	Chief Financial Officer (Principal Financial and Accounting Officer)	July 1, 2024

/s/ Alan B. Colowick Alan B. Colowick, M.D., M.P.H.	Director	July 1, 2024

/s/ Patrick Machado	Director	July 1, 2024
Patrick Machado, J.D.

/s/ Sapna Srivastava Sapna Srivastava, Ph.D.	Director	July 1, 2024

/s/ James B. Tananbaum	Director	July 1, 2024
James B. Tananbaum, M.D.

/s/ Zhengbin Yao Zhengbin Yao, Ph.D.	Director	July 1, 2024

/s/ Srinivas Akkaraju Srinivas Akkaraju, M.D., Ph.D.	Director	July 1, 2024